POWER OF ATTORNEY

The undersigned officer or director of Exxon Mobil Corporation, a New Jersey corporation ("ExxonMobil"), constitutes and appoints each of J. Powell Fancher, Roy V. Richter, and Angela M. Garriss, or Marsha E. Stewart Schreiner or any of them acting singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to prepare and sign, including by electronic signature, any and all forms of report (including any amendments thereto) with respect to securities of ExxonMobil required under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, or under Rule 144 of the Securities Act of 1933, as amended, and to prepare, sign and submit any documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission, and to file such forms of report, and any other documents in connection therewith, with the Securities and Exchange Commission, any stock exchange and ExxonMobil, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective March 1, 2025 and remain in effect until the undersigned is no longer required to file any of the forms of report described above with respect to securities of Exxon Mobil Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. Effective as of the date of this power of attorney, the undersigned hereby revokes any and all earlier-dated powers of attorney given by the undersigned with respect to ExxonMobil securities reporting under said Section 13, Section 16 or Rule 144.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the date set forth below.


  February 20, 2025          Jack P. Williams
     Date	                   Signature

  Houston, Texas
 Location (City, State)